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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
CMGI, Inc.:

     We consent to the incorporation by reference in the registration statements No. 333-71863, No. 333-90587 and No. 333-93005 on Form S-3 and No. 33-86742, No.
333-91117, No. 333-93189, No. 333-94479, No. 333-94645, No. 333-95977, No.
333-33864, No. 333-52636, No. 333-75598, No. 333-84648 and No. 333-90608 on Form
S-8 of CMGI, Inc. of our report dated October 28, 2002, with respect to the consolidated balance sheets of CMGI, Inc. as of July 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 2002, and all related financial statement schedules, which report appears in the July 31, 2002, annual report on Form 10-K of CMGI, Inc.

/s/KPMG LLP
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Boston, Massachusetts
October 29, 2002